Exhibit 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Vasant Prabhu, the Chief Financial Officer of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), certify , pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that (i) the accompanying Form 10-K of Starwood for the year ended December 31, 2010 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Vasant Prabhu Vasant Prabhu
Chief Financial Officer Starwood Hotels & Resorts Worldwide, Inc.
February 17, 2011